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EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34809) pertaining to the Tyler Corporation Stock Option Plan of our report dated March 19, 1999, except for the second paragraph of Note 3, as to which the date is March 26, 1999, with respect to the consolidated financial statements and schedule of Tyler Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                       ERNST & YOUNG LLP

Dallas, Texas
March 26, 1999